Exhibit 10.6

                                OPTION AGREEMENT

Made as of the 5th day of January 2004

BETWEEN:

                                GLOBETECH VENTURES CORP.
                                Suite 1105 - 13700 Mayfield Place
                                Richmond V6V 2E4
                                British Columbia

                                        (hereinafter called the "Corporation")

                                                               OF THE FIRST PART

AND:

                                ALAN C. BRANT
                                1402 - 21937 48th Avenue
                                Langley
                                British Columbia
                                V3A 8C3

                                         (hereinafter called the "Purchaser")

                                                              OF THE SECOND PART

     WHEREAS the Board of Directors of the Corporation (the "Board") on 22nd December 2003, reserved three million shares for issuance by way of Incentive Stock Options (`the Options"), to compensate directors, officers and consultants of the Corporation;

     WHEREAS the Corporation believes that the interests of the Corporation will be enhanced by affording the Purchaser an opportunity to acquire shares in the capital of the Corporation;

     NOW THEREFORE this agreement witnesses that in consideration of the sum of one dollar ($1.00) and after good and valuable consideration now paid by the Purchaser to the Corporation (the receipt and sufficiency whereof is hereby acknowledged by the Corporation), it is agreed by and between the parties hereto as follows;

1. In this agreement the term "Share" and "Shares" shall mean, as the case may be, one or more common shares in the capital of the Corporation as constituted as of the date hereof, and the term "Option" or "Options" as the case may be, shall mean the Option granted by this agreement. The term "Year", when used herein to refer to a year of the term Option, shall mean a period of twelve successive calendar months commencing on the date hereof or on an anniversary of the date hereof. Approval Date refers to the date upon which the Board of Directors approved the grant of stock options to the Purchaser. $ means one United States Dollar.

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2. The  Corporation  hereby  grants to the  Purchaser,  subject to the terms and conditions hereinafter set out, an irrevocable option to purchase in the aggregate fifty thousand (50,000) shares of the Corporation's common stock ("the stock") (the said Shares in the aggregate, being herein collectively called the "Optioned Shares").

3. The purchase price for each of the Optioned Shares shall be $1.75 and the term of the option shall be for a period of five years from the date of grant ("the Expiration Date").

4. The Purchaser shall have the right to exercise the Option with respect to all or any part of the Optioned Shares, from time to time available in accordance with the provisions of this agreement, commencing on the approval date or the date upon which shareholder approval is obtained to the Option provided such shareholder approval is required, and expiring on the close of business on the date described as the "Expiry Date" in paragraph 3 above (the period of time from the date hereof until the Expiry Date), whereafter the option shall forthwith expire and terminate and be of no further force and effect whatsoever as to such of the Optioned Shares in respect of which the Option has not been exercised.

5. In the event of the death of the Purchaser on or prior to the Expiry Date, the Option may be exercised as to all or any of the Optioned Shares in respect of which the Purchaser would have been entitled to exercise the Option hereunder at the time of his death, as if he had survived, by the legal representatives of the Purchaser at any time up to and including, but not after, the Expiry Date.

6. In the event of the resignation of the Purchaser as a director or officer of the Corporation or the discharge of the Purchaser other than for cause, the Purchaser may exercise the Option to the extent that the Purchaser was entitled to do so at the time of such termination and any time up to and including, but not after the expiry date of the Option. For the purposes of this Agreement Cause shall include any act of omission or commission involving fraud, dishonesty, breach of fiduciary duty, moral turpitude, gross negligence or gross misconduct and such other acts sufficient at law to result in termination of the Purchaser by the Corporation.

7. Subject to the provisions of Sections 5 and 6 hereof, the Option hereby granted shall be exercisable, at any time or from time to time as aforesaid, by the Purchaser or in the case of death, by the Purchaser's legal representatives, personally delivering or sending by prepaid registered mail a notice in writing attached hereto as Exhibit A, addressed to the Corporation at the address above, to the Attention: President and Chief Executive Officer. Upon any such exercise of Option as aforesaid, the Corporation shall forthwith cause the Transfer Agent and Registrar of the Corporation to record in the securities register of the Corporation the issuance of the Optioned Shares in respect of which the Purchaser has exercised the Option and deliver to the Purchaser a certificate or certificates in the name of the Purchaser representing in the aggregate such number of Optioned Shares provided that the Purchaser has made payment by cash or certified cheque to the Corporation in full of the purchase price for such number of optioned shares so specified therein.

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8. Nothing herein contained or done pursuant hereto shall obligate the Purchaser to purchase or pay for any Optioned Shares except those Optioned Shares in respect of which the Purchaser shall have exercised the Option in the manner provided in this agreement.

9. (a) In the event of any subdivision or redivision of the Shares into a greater number of Shares at any time after the grant of an Option to the Purchaser and prior to the Expiry Date of Such Option, the Corporation shall deliver to the Purchaser, at any time of any subsequent exercise of his or her Option, in accordance with the terms hereof, in lieu of the number of shares to which he or she was therefor entitled upon such exercise, but for the same aggregate consideration payable therefore, such number of Shares as the Purchaser would have held as a result of such subdivision or redivision if on the record date thereof the Purchaser had been the registered holder of the number of Shares to which he or she was therefore entitled upon such exercise.

     (b) In the event of any consolidation of the Shares into a lesser number of Shares at any time after the grant of an Option to the Purchaser and prior to the Expiry Date of such Option, the Corporation shall deliver to the Purchaser at the time of any subsequent exercise of his or her Option, in accordance with the terms hereof, in lieu of the number of Shares to which he or she was therefore entitled upon such exercise, but for the same aggregate consideration payable therefore, such number of Shares as the Purchaser would have held as a result of such consolidation if on the record date thereof the Purchaser had been the registered holder to the number of Shares to which he or she was theretofore entitled upon such exercise.

     (c) If at any time after the grant of an Option hereby to the purchaser and prior to the Expiry Date, the Shares shall be reclassified, reorganised or otherwise changed, otherwise than as specified in "a" or "b" above, or the Corporation shall consolidate, merge or amalgamate either into another corporation (the corporation resulting or continuing from such consolidation, merger or amalgamation being herein called the "Successor" Corporation"), the Purchaser shall be entitled to receive upon the subsequent exercise of his or her Option in accordance with the terms hereof, and shall accept in lieu of the number of Shares then subscribed for but for the same aggregate consideration payable therefore, the aggregate number of shares of the appropriate class and/or other securities of the Corporation or the Successor Corporation (as the case may be) that the Purchaser would have been entitled to received as a result of such reclassification, reorganisation or other change of shares or, as a result of such consolidation, merger or amalgamation if on the record date of such reclassification, reorganisation or other change of shares or the effective date of such consolidation, merger or amalgamation as the case may be, he or she had been the registered holder of the number of Shares to which he or she was immediately theretofore entitled upon such exercise.

10. The Purchaser shall have no rights whatsoever as a shareholder in respect of any of the Optioned Shares (including any right to receive dividends or other distributions therefrom or thereon) other than in respect of Optioned Shares in respect of which the Purchaser shall have exercised the Option in the manner provided herein and which the Purchaser shall have actually taken up and paid for.

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11. This Option Agreement shall be transferable by Participant including by will or by the laws of descent and distribution and during the lifetime of the Purchaser. Purchaser may designate a beneficiary to exercise this Option after Purchasers death.

12. If at any time the Corporation shall file with the Securities and Exchange Commission a Registration Statement relating to an offering for its own account or the account of others under the Securities Act of any of its equity securities the Corporation shall included in such Registration Statement all of the securities underlying this Option.

13. In the event that any approval of the Corporation's shareholders is required to the granting of the Options to directors, officers and consultants of the Corporation pursuant to the Plan, as provided for herein, the foregoing provisions of this Agreement shall not become effective until such time as the pre-requisite shareholder approval is obtained.

14. The acceptance of the Options and the sale of Common Shares issued pursuant to the exercise of Options may have consequences under State or Federal taxation and securities laws which may vary according to individual circumstances of the Purchaser. Accordingly the Purchaser acknowledges that it is his responsibility to seek appropriate legal and tax advice in connection with this Agreement and he assumes any liability with respect to payment of applicable Federal or State income tax upon exercise and sale of Options. The Corporation shall not be liable for any withholding tax in respect to exercise of Options and sale of Common shares therefrom.

15. This agreement shall ensure to the benefit of and be binding upon the Corporation, its successors and assigns, and the Purchaser and, subject as is hereinbefore provided to the heirs, executors, administrators and permitted successors of the Purchaser.

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     IN WITNESS  WHEREOF this  agreement has been executed under the seal of the parties hereto.

On behalf of Globetech Ventures Corp.




      /s/ Dilbagh S. Gujral
----------------------------------
President:



By Purchaser:



      /s/ Alan Brant
----------------------------------
Alan C. Brant


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                                    EXHIBIT A

                         Notice of Election to Exercise

TO: The President, Globetech Ventures Corp.

This Notice of Election to Exercise shall constitute proper notice pursuant to the Stock Option Plan dated 22nd December 2003 of Globetech Ventures Corp. (the "Plan") and the Stock Option Agreement (the "Agreement") of 5th January 2004 between Globetech Ventures Corp. (the "Corporation") and the undersigned.

The undersigned hereby elects to exercise option to purchase_________ common shares of the Corporation at a price of $1.75 per share, for aggregate consideration of $__________, on the terms and conditions set forth in the Agreement and the Plan.

The undersigned has executed this Notice as of this ___day of__________________.



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Signature:


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Name: